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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):    September 24, 1996





                          DATALOGIX INTERNATIONAL INC.
               (Exact name of registrant as specified in charter)


   New York                        000-26000                13-3132256
(State or other                (Commission File          (IRS Employer
jurisdiction of                     Number)            Identification No.)
incorporation)



100 Summit Lake Drive, Valhalla, New York                            10595
(Address of principal executive offices)                           (Zip Code)



Registrant's telephone number, including area code:  914-747-2900





                                 Not Applicable
        (Former name or former address, if changed from last report)



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Item 5.  Other Events

         (a) On September 24, 1996, Datalogix International Inc. (the "Company") executed an Agreement and Plan of Merger (the "Merger Agreement") with Oracle Corporation., a Delaware corporation ("Oracle"), pursuant to which a wholly owned subsidiary of Oracle (the "Acquisition Subsidiary") will be merged with and into the Company (the "Merger"). Pursuant to the Merger Agreement, Oracle, which currently owns 13.4 percent of the outstanding shares of common stock, $.01 par value per share (the "Common Stock"), of the Company, will purchase all of the remaining issued and outstanding shares, excluding treasury stock, for $8.00 per share, or an aggregate of approximately $81 million. Each such share of Common Stock (and associated preferred stock purchase rights) will be converted into the right to receive $8.00 per share payable to the holder thereof, without interest. The parties have agreed that the structure of the Merger may be modified, at the election of Oracle, such that in lieu of the Acquisition Subsidiary merging with and into the Company, the Company may merge with and into the Acquisition Subsidiary, or such other structure provided for in the Merger Agreement as Oracle may elect. Consummation of the Merger is subject to certain closing conditions, including shareholder consent and regulatory approval. The description of the Merger Agreement contained herein is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as
Exhibit 2.1 and is incorporated herein by reference.

         On September 24, 1996, the Company issued a press release relating to the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

         (b) On September 24, 1996, the Company and The First National Bank of Boston (the "Rights Agent") executed Amendment No. 1 ("Amendment No. 1") to that certain Rights Agreement, dated as of August 27, 1996, between the Company and the Rights Agent (the "Rights Agreement"). Amendment No. 1 relates to changes in the Rights Agreement required as a result of the execution of the Merger Agreement and the transactions contemplated thereby. The description of Amendment No. 1 contained herein is qualified in its entirety by reference to Amendment No. 1, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits

         (a)  Financial Statements of businesses acquired:

                  None.

         (b)  Pro Forma financial information:

                  None.



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         (c)  Exhibits:

                  2.1 Agreement and Plan of Merger, dated as of September 24, 1996, by and among Oracle Corporation, a Delaware corporation ("Oracle"), Delphi Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Oracle, and Datalogix International Inc., a New York corporation.*

                  4.1 Amendment No. 1 to Rights Agreement, dated as of September 24, 1996, between Datalogix International Inc. and The First National Bank of Boston.

                  99.1 Press Release of Datalogix International Inc., dated September 24, 1996.

- --------
* The Registrant hereby agrees to furnish supplementally a copy of any omitted schedules to this Agreement to the Securities and Exchange Commission upon its request.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                  DATALOGIX INTERNATIONAL INC.



                                                  /s/ Raymond V. Sozzi
                                                      Raymond V. Sozzi
                                                      President and Chief
                                                      Operating Officer


September 26, 1996



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                                  EXHIBIT INDEX

Exhibit



2.1 Agreement and Plan of Merger, dated as of September 24, 1996, by and among Oracle Corporation, a Delaware corporation ("Oracle"), Delphi Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Oracle, and Datalogix International Inc., a New York corporation.

4.1 Amendment No. 1 to Rights Agreement, dated as of September 24, 1996, between Datalogix International Inc. and The First National Bank of Boston.

99.1     Press Release of Datalogix International Inc., dated September 24,
         1996.